UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item .5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in a Current Report on Form 8-K filed by Cyclacel Pharmaceuticals, Inc. (the “Company”) on June 1, 2017, the reelection of Lloyd Sems as a Class 2 director of the Company’s board of directors was submitted to the holders of the Company’s shares of 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and voted on at the Annual Meeting of the Company held on May 30, 2017 (the “Annual Meeting”). Under the bylaws of the Company, where a separate vote of a class or series is required, a majority of the outstanding shares of such class or series must be present in person or represented by proxy in order to establish a quorum. No action was taken on the proposal to reelect Lloyd Sems as a Class 2 director because the Company did not have a quorum of preferred stockholders at the Annual Meeting to vote on the proposal.

The polls with respect to this proposal remained open for thirty days. A quorum was not achieved and the polls were closed on June 29, 2017. Since directors are elected to serve until their successors are elected and qualified, Lloyd Sems will continue to serve as a Class 2 director of the Company for a three-year term, pending reelection at the 2020 annual meeting of stockholders or until his successor is elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron
	Name:	Paul McBarron
	Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: June 30, 2017